As filed with the Securities and Exchange Commission on June 11, 2026
Registration No. 333- _______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-1765729 (I.R.S. Employer Identification No.)

13131 Dairy Ashford, Suite 600 Sugar Land, Texas (Address of Principal Executive Offices)	77478 (Zip Code)

Team, Inc. Second Amended and Restated 2018 Equity Incentive Plan
(Full title of the plan(s))
James C. Webster
Executive Vice President, Chief Legal Officer and Secretary
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Name and address of agent for service)
(281) 331-6154
(Telephone number, including area code, of agent for service)
With Copies to:

Matthew R. Pacey, P.C.
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for purposes of registering an additional 250,000 shares of common stock, $0.30 par value (the “Common Stock”), of Team, Inc. (the “Company”), increasing the number of shares available for issuance under the Second Amended and Restated 2018 Equity Incentive Plan (as amended by Amendment No. 1 thereto, the “Amended and Restated Plan”), with such increase approved by the Company’s stockholders on May 20, 2026. Such additional shares being registered are of the same class as other securities of the Company for which Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2018 (File No. 333-225727), Registration Statement on Form S-8, filed with the Commission on June 20, 2019 (File No. 333-232227), Registration Statement on Form S-8, filed with the Commission on August 18, 2021 (File No. 333-258885), and Registration Statement on Form S-8, filed with the Commission on August 8, 2024 (File No. 333-281395) (collectively, the “Prior Registration Statements”), relating to the Amended and Restated Plan are effective. Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except as amended or otherwise modified or superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of the Amended and Restated Plan as specified by Rule 428(b)(l) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents, which have been filed (or will be filed) by the Company with the Commission, are incorporated by reference in this Registration Statement:

1.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 12, 2026;

2.The Company’s Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Shareholders filed with the Commission on April 28, 2026 (solely those portions that were incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025);

3.The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on May 13, 2026;

4.The Company’s Current Reports on Form 8-K filed with the Commission on each of January 26, 2026, February 9, 2026 and May 20, 2026; and

5.The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on December 22, 2011, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate any information provided in these documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable Commission rules.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Amended and Restated Certificate of Incorporation of the Company (as amended, the “Charter”) provides that directors and officers may be indemnified to the fullest extent permitted by the applicable provisions of the DGCL. The Amended and Restated Bylaws of the Company provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that he or she is or was a director or officer of the Company, against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that with some exceptions, the Company shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized in the first instance by the board of directors of the Company. The right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

As permitted by Section 102(b)(7) of the DGCL, the Charter provides that, to the fullest extent permitted by the DGCL, directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Charter provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will automatically be deemed eliminated and limited to the fullest extent permitted by the DGCL as so amended.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit	Description
4.1
Amended and Restated Certificate of Incorporation of Team, Inc. (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on December 2, 2011, incorporated herein by reference).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Team, Inc., dated October 24, 2013 (filed as Exhibit 3.2 to Team, Inc.’s Current Report on Form 10-K (File No. 001-08604) filed on March 7, 2024, incorporated herein by reference).

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Team, Inc., dated November 28, 2022 (filed as Exhibit 3.3 to Team, Inc.’s Quarterly Report on Form 10-Q/A (File No. 001-08604) filed on November 8, 2023, incorporated herein by reference).

4.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Team, Inc. (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on December 22, 2022, incorporated by reference herein).

4.5	Amended and Restated Bylaws of Team, Inc. (filed as Exhibit 3.3 to Team, Inc.’s Annual Report on Form 10-K for year ended December 31, 2017 (File No. 001-08604), incorporated herein by reference).

4.6
Certificate of Designations of Series A Preferred Stock of Team, Inc., as filed with the Secretary of State of the State of Delaware on February 2, 2022 (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on February 2, 2022, incorporated by reference herein).

4.7
Certificate of Designation of Series B Preferred Stock of Team, Inc., as filed with the Secretary of State of the State of Delaware on September 11, 2025 (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on September 15, 2025, incorporated by reference herein).

4.8
Team, Inc. Second Amended and Restated 2018 Equity Incentive Plan (filed as Exhibit 4.7 to Team, Inc.’s Registration Statement on Form S-8 (File No. 333-281395) filed on August 8, 2024, incorporated by reference herein).

4.9	Amendment No. 1 to the Team, Inc. Second Amended and Restated 2018 Equity Incentive Plan.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Independent Registered Public Accounting Firm-KPMG LLP.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

107	Filing Fee Table.
Item 9. Undertakings.

(A) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective Registration Statement; and

iii.To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on June 11 2026.

Team, Inc.

By:	/s/ Gary L. Hill
Gary L. Hill
Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Gary L. Hill, Nelson M. Haight and James C. Webster, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Hill	Chief Executive Officer	June 11, 2026
Gary L. Hill	(Principal Executive Officer)

/s/ Nelson M. Haight	Chief Financial Officer	June 11, 2026
Nelson M. Haight	(Principal Financial Officer)

/s/ Matthew E. Acosta	Vice President, Chief Accounting Officer	June 11, 2026
Matthew E. Acosta	(Principal Accounting Officer)

/s/ Michael J. Caliel	Chairman of the Board of Directors	June 11, 2026
Michael J. Caliel

/s/ Anthony R. Horton	Director	June 11, 2026
Anthony R. Horton

/s/ Evan S. Lederman	Director	June 11, 2026
Evan S. Lederman

/s/ Edward J. Stenger	Director	June 11, 2026
Edward J. Stenger

/s/ Pamela J. McGinnis	Director	June 11, 2026
Pamela J. McGinnis

/s/ J. Michael Anderson	Director	June 11, 2026
J. Michael Anderson

/s/ Michael Stewart	Director	June 11, 2026
Michael Stewart

/s/ K. Niclas Ytterdahl	Director	June 11, 2026
K. Niclas Ytterdahl